UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1 to Form 8-K for February 18, 2014)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2014

CESCA THERAPEUTICS INC.
(Formerly Known As ThermoGenesis Corp.)
(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On February 19, 2014, Cesca Therapeutics Inc. (formally known as ThermoGenesis Corp.) (the “Company”) announced that the acquisition of TotipotentRX by merger was consummated pursuant to the terms of the previously announced Agreement and Plan of Merger and Reorganization, dated as of July 15, 2013 (the “Merger Agreement”), by and among the Company, TotipotentRX Corporation (“TotipotentRX”), Mitchel Sivilotti, and Kenneth Harris.  The Company’s shares of common stock issued pursuant to the merger were registered on Form S-4 (SEC File No.: 333-192210).

On February 21, 2014, the Company filed a Form 8-K with the SEC announcing the completion of the merger, among other things, and stated under Item 9 that the financial information required by Item 9 would be included and filed by amendment.  The Company has determined that no additional financial information is necessary to be filed in connection with the consummation of the acquisition of TotiPotentRX by merger on Form 8-K pursuant to Sections 2045.14, 2045.15 and 2045.16 of the Division of Corporation Finance Financial Reporting Manual.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The Company has determined that no additional financial information is necessary to be filed in connection with the consummation of the acquisition of TotiPotentRX by merger pursuant to Sections 2045.14, 2045.15 and 2045.16 of the Division of Corporation Finance Financial Reporting Manual.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS CORP.,
a Delaware Corporation

Dated: April 22, 2014	/s/ Dan T. Bessey
Dan T. Bessey, Chief Financial Officer